Exhibit (a)(19)
® Investor Presentation 1 April 2010

Forward-Looking Statements Certain statements in this document may constitute “forward-looking” statements. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by the Icahn Group, actions taken by shareholders in respect of the offer, the possible effect of the offer on Lionsgate’s business (including, without limitation, on Lionsgate’s credit facilities and notes), the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by Lionsgate’s credit facilities, unpredictability of the commercial success of Lionsgate’s motion pictures and television programming, the cost of defending Lionsgate’s intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors found under the heading “Risk Factors” in Lionsgate’s 2009 Annual Report on Form 10-K filed with the SEC on June 1, 2009, as updated in Exhibit 99.1 to Lionsgate’s Current Report on Form 8-K filed with the SEC on October 13, 2009, and Lionsgate’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 filed with the SEC on February 9, 2010. As a result, these statements speak only as of the date they were made and Lionsgate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless such updates or revisions are required by applicable law. Words such as “targets”, “positions”, “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” (or use of “E”), “forecasts” and similar expressions are used to identify these forward-looking statements. All estimates and projections used in this document are based on Lionsgate management estimates and projections, unless otherwise stated. 2

Shareholders Should Reject Icahn’s Offer and Approve the Rights Plan Lionsgate has a strong track record and compelling growth strategy to build value Icahn’s offer is inadequate, opportunistic and coercive If the Icahn Group’s ownership crosses the 20% threshold, Lionsgate could be required to repay all amounts then outstanding under its credit facilities and could lose its primary source of liquidity to fund operations There can be no assurance that this debt can be refinanced at terms that will be attractive to the Company If the Icahn Group owns over 33%, it obtains negative control without paying a control premium Icahn lacks industry expertise yet seeks to interfere in Lionsgate’s strategy and management without a compelling alternative plan The Rights Plan protects interests of Lionsgate and its shareholders from coercive and opportunistic attempts to acquire control of the company without offering all shareholders fair value for all of their shares 3

Delivered Exceptional Growth and Created Value Management developed and executed a disciplined strategy to create and build a diversified media business ? Accumulated, created and distributed film content and library ? Built successful and fast-growing TV production and distribution business ? Expanded into domestic and international cable networks and new media platformsGenerated returns to shareholders that outpaced industry peers and the broader market ? Since the beginning of 2000, when the current management team joined the company, Lionsgate stock has increased by 163%, greatly outpacing the 19% decline of the S&P 500 and the 48% decline of the S&P Media index*Achieved and sustained substantial revenue growth and positioned to generate an average of $100-125MM** of annual free cash flows in FY2013-15 before factoring in significant value and earnings potential from TV Guide Network, TVGuide.com, EPIX, FEARnet, Tiger Gate and Break Media * From January 1, 2000 — April 9, 2010. Source: Bloomberg 4 ** Refer to Appendix C for reconciliation to GAAP

Achieved Consistent Revenue Growth Across All Segments* ($ MM) 1,600 1,546 1,466 114 1,361 10 1,200 945 977 838 1,073 1,234 800 1,150 812 858 385 755 400 15 270 293 183 188 41 34 309 29 25 158 200 359 99 116 211 222 71 83 133 119 55 48 59 61 0 FY00 FY01 FY02 FY03 FY04 FY05 FY06 FY07 FY08 FY09 FY10E Television Segment Motion Picture Segment Other TV Guide 5 * Revenues include acquisitions (not pro-forma)

Positioned for Outperformance Compelling plan to expand and diversify content offering Highly experienced management team with a deep understanding of media space and recognized performance track recordLionsgate expects to generate an average of $100-125MM* of annual free cash flows in FY2013-15 ? Before factoring in significant value and earnings potential from TV Guide Network, TVGuide.com, EPIX, FEARnet, Tiger Gate and Break Media*Investments in acquisitions over last three years to provide significant returns ? TV Guide Network and TVGuide.com targets annual EBITDA of $75MM* within three years; recent control transactions have valued similar businesses at greater than 10x EBITDA ? EPIX expects to be fully distributed in two years with significant free cash flow and EBITDA generation 6 * Refer to Appendix C for reconciliation to GAAP

Media Industry at a Critical Juncture Significant HeadwindsReduced consumer discretionary spending and advertising spendingChallenging environment for packaged media Numerous studio assets on the market, or rumored to be, pressuring valuations ...Also Create Opportunities Fewer films and distributors provide opportunities for growth On-demand* transactions, accelerated new windows and Blu-ray format generating significant high-margin revenue for home entertainmentOpportunities to build on strong platform by rolling-up complementary assets at attractive valuations Lionsgate Has Built Sustainable Competitive Advantages while Capitalizing on Opportunities Platform leverages creation, production and distribution across diverse channelsOnly remaining scaled independent with a unique value propositionFocus on controlled risk and targeted audiences mitigates potential cyclicality Investments to diversify business and bolster growth are paying off 7 * Includes Video On-demand, Electronic Sell-Through, Pay-Per-View and Digital Video On-Demand

Disciplined Strategy to Create the Leading Next Generation Studio 2000 Today Phase I Phase II Phase III Building Leading Independent Growing a Diversified TV Expanding into Domestic and Motion Picture BusinessBusiness International Cable Assets and New Media Platforms and Library Foundation 8

Unique World-Class Film Business Lionsgate has built a world-class production, acquisition and distribution infrastructure that combines the specialization of an independent with the critical mass, reach and leverage of a major studio Average net cost per film less Select Historical Productions international sales is ~$10MM for FY10 slate and $12MM for FY11 slate, a fraction of the industry average* 35%+ Average Return on Risk Capital (“RORC” **) FY05-FY10 on theatrically released films Profitable on approximately 70% Select Historical Acquisitions of the pictures theatrically released since 2000 Balanced portfolio consisting of both in-house productions and third party acquisitions * Source: SNL Kagan 9 ** Risk Capital is defined as investment in film plus P&A less international sales

Differentiated Operational Approach Exploit large, niche segments that are under-served by competitors Lionsgate puts capital to work in genres it knows well Mitigate a significant portion of risk via international pre-sales/licensing Lionsgate significantly reduces its risk capital by pre-selling international distribution rights Aggressively manage production/acquisition cost Lower average production/acquisition cost means a lower hurdle to profitability per film compared to the major studios Significantly lower motion picture overhead than major studios Lower motion picture overhead means a lower hurdle to profitability as a division compared to the major studios Focus on films with disproportionate financial upside relative to cost Lionsgate seeks to make or acquire films that are priced to deliver meaningful equity returns in a base case and have the potential to transform its valuation in success 10

Feature Film Business Poised to Deliver Current and Upcoming Releases — Next 6 Months Production Acquisition Production Acquisition Production Acquisition Highlights From our FY12 Slate Diversified, balanced product mix of both productions and acquisitions with potential to drive outsized returnsAnchored in audience segments that play to Lionsgate’s core areas of strength Focused on franchise replenishment Building FY12 slate with brands like the What to Pride, The Hunger Conan the Expect When bestseller Hunger Games, Conan the Prejudice and Games Barbarian You’re Zombies Barbarian, the What to Expect series, and Expecting literary sensation Pride, Prejudice and Zombies 11

Library Generates Consistent Revenue Growth Reported library cash flow from operating activities for FY10 estimated to be $100-110MM, representing 33-36% of Reported Library Revenue Annual Reported Library Revenue (“RLR”) ($ MM) 5-Year revenue compound annual growth rate (“CAGR”) of 11% vs. (3%) CAGR for industry DVD 350 306 279 300 256 264 catalog sales* 250 209 200 Aggressive library promotion driving catalog market 150 share of 6% 100 50 Majority of the RLR in FY10E is driven by titles with 0 FY06 FY07 FY08 FY09 FY10E remaining license terms in excess of 10 years ? Based on FY10E revenue, 90% of expiring titles for which renewal rights are pursued will be (or are expected to be) extended Young and fresh library weighted toward recent titles — 75% of RLR from titles that were created since 2000 12 * Company estimates based on AC Nielsen

Built Significant Backlog Revenues Backlog defined as contracted future revenue not yet recorded for the licensing Backlog Composition ($433MM Total a/o 12/31/09) of film and television product (completed ($MM) and incomplete)Backlog is “off-balance sheet” cash and Fearnet Maple revenue yet to be collected or recognized 3 2 Epix Debmar-Mercury 41 Revenue is recognized when windows Showtime 57 are open 2272% of backlog revenue ($310MM) TV Production estimated as of 12/31/09 to be recognized 96 within the next 15 months Film Other TV 132 Est. Recognition of Backlog Revenue (a/o 12/31/09) LGUK ($ MM) 7 433 Mandate 450 20 Film TV Film Intl. 52 300 238 150 72 49 54 20 0 Total Q4 FY10 FY11 FY12 FY13 Thereafter 13 Backlog -— Est. Year Recognized —

Home Entertainment Outperforming Industry Lionsgate is the #1 studio in box-office to DVD conversion, earning 36% more DVD wholesale revenue per box-office dollar than the competition* Lionsgate has led all major studios in box-office to DVD conversion over the past five year period* FY10 theatrical titles over-converted on Pay-Per-View (“PPV”) / Video On-Demand (“VOD”) by 18% vs. normalized industry average** Redbox deal driving incremental revenue without adversely impacting sell-through VOD day-and-date strategy yielding 30%-50% incremental lift in VOD revenue, without cannibalizing packaged sales and rentals * Source: AC Nielsen, Rentrak 14 ** Company estimates based on Rentrak data

Growth from New Media, Technology and Delivery Platforms U.S. On-Demand Revenue Significant high growth in FY10E despite comparably smaller ($ MM) 76 theatrical slate 63 61% Overall on-demand conversions 49% 355% projected to expand by 50% in 40 FY11E year-over-year by 51% 55% 6% anticipated day-and-date 24 821% 39% release on all major theatrical titles 43% Robust growth across all FY07 FY08 FY09 FY10E delivery platforms over the last Theatrical # of Releases: 15 19 16 10 four years PPV/VOD * EST Digital VOD * AT&T Amazon Apple iTunes PPV/VOD * = Pay-Per-View / Video On-Demand Cablevision Apple iTunes CinemaNow Charter CinemaNow MovieLink EST = Electronic Sell-Through Comcast Direct2Drive XBox Cox MovieLink Netflix Time Warner Hulu Digital VOD * = Digital Video On-Demand Verizon YouTube DirectTV FEARnet Dish Cable 15 FEARnet * Includes SVOD / FVOD

Highly Profitable Television Production Lionsgate is a leading supplier of cable programming ? Eight shows in production on seven different networks ? Ten syndication series in distribution TV is a highly profitable business; 97% Return on Risk Capital* in FY09 Return on Risk Capital Weeds Case Study: FY09 FY10E FY11E Projected to generate over $100MM in home Amortization of TV Production Costs ($MM) 92 179 202 entertainment revenues alone and over $90MM in Deficit 22% 22% 22% 7-year ultimate profit + Risk Capital ($MM) ** (20) (40) (45) Gross Contribution ($MM)*** 19 21 34 Return on Risk Capital * 97% 53% 77% Historically, approximately 80% of all investment in TV is covered from license fees and tax credits before production even commences, with home entertainment, digital and international revenues still to come * Return on risk capital is calculated by gross contribution / risk capital ** Risk Capital is defined as production costs less license fees and tax credits *** Refer to Appendix C 16 + Ultimate profit defined as ultimate revenue less direct operating and distribution and marketing cost of the television production segment

Television Distribution Business Continues to Grow Debmar-Mercury has built a uniquely successful business of original programming in syndication in addition to traditional off-network distribution and syndication operationsExisting slate alone is projected to generate $82MM in pre-tax net cash flow to Lionsgate over the next ten years* ? Lionsgate acquired Debmar-Mercury for $27MM plus an earnout in July 2006Continued syndication of new programming is projected to grow the value of the business significantly and yield multiples on our investmentLimited risk capital investment in Debmar-MercuryNormalized operations generate gross contribution margins of 15-20%** Financial Projections ($MM) *** FY10E FY11E Revenue $101 $165 Gross Contribution $13 $17 *From March 31, 2010. Net cash flows are after overhead, pre-tax and net of all earnout and profit participation payments. Cash flows net of taxes are projected to be $62MM. Refer to Appendix C 17 ** Gross contribution margin is pre-overhead *** Refer to Appendix C

TV Guide Network: Expanding Channel Strategy Nationally distributed cable network reaching 80 million homes* Addition of “Weeds”, “Curb Your Enthusiasm” and “Ugly Betty” to programming slate will help TV Guide achieve goal of becoming a top 20 rated cable network Provides branded outlet for Lionsgate television and film product (e.g. Weeds, Dirty Dancing) along with significant marketing/advertising synergiesJPMorgan’s private equity arm, One Equity Partners, is Lionsgate’s financial partner with a 49% stakeStrengthening distribution, including recently extended carriage deals with Comcast and Charter Target EBITDA of $75MM** in 3 years; recent control transactions have valued similar businesses at greater than 10x EBITDA Improved ratings by 14% in the second half of 2009 vs. the same period in 2008*** “I Dreamed A Dream: The Susan Boyle Story” premiered exclusively on TV Guide in December 2009 and has been viewed by nearly 12 million people, confirming that this network can drive big ratings Source: SNL Kagan * Per AC Nielsen ** Refer to Appendix C for reconciliation to GAAP 18 *** Total Programming Day Coverage Ratings per Nielsen NPower

A Transformational, Multiplatform Premium Entertainment Network Premium cable network and broadband platform offering latest theatrically released titles from Paramount, MGM and Lionsgate, titles from 3 world-class libraries and original programming Distribution momentum growing with five affiliate carriage deals in the last four months Expected to be available in nearly 20 million homes this spring with more to follow Deep library of catalog product on pay television, broadband, and subscription Video On-Demand platforms Provides greater control of Lionsgate product in the pay television window, allowing maximum flexibility for on-demand distribution Targeting full distribution in two years with significant free cash flow and EBITDA generation Lionsgate currently owns a 31% interest in the venture 19

Leveraging Digital and International Distribution to Drive Value + 79% market share in online listing Largest independent digital grid with 21 million unique visitors destination network targeting men in January 2010 (29% y/y growth)* aged 18 — 34 Average user spent 13 minutes / Serves original, acquired or month on TVGuide.com, #1 among licensed content to 80 million competitive set** unique visitors per month***, #1 among competitors8th largest video network * Source: Omniture; as of January 2010 ** Competitive set includes AOL TV, MSN TV, TV.com, Yahoo!TV and Zap2it.com *** Source: comScore Media Metrix (4Q 2009) and Nielsen @Plan (Winter 2010) 20 + Lionsgate owns 51% of TVGuide.com and 42% of Break Media

Leveraging Digital and International Distribution to Drive Value (cont’d)+ #1 free VOD movie service and New television venture, targeting #2 VOD network based on unique $24 billion Asia pay TV market set-top box usage* growing 10% annually ++Subscriber count in excess Strong launch pad for of 23MM** additional channels in an Attractive upside with plans to attractive geography extend footprint to linear channel Partnered with Saban Capital —a leading media investor *Source: Rentrak, January 1, 2009 — February 28, 2010, all content, all TV markets, Rentrak network categories, all warehouses, includes adult, national and local providers except where noted ** As of January 2010 and as reported to company by affiliates + Lionsgate owns 33% of FEARnet and 41% of Tiger Gate on a fully diluted basis 21 ++ Per Media Partners Asia Report, Asia Pacific Pay-TV Broadband Markets 2009

Diversified Platform Supports a Wide Variety of Content & Distribution CORE BUSINESSES Films Television Channels Library Prestige Franchise Comedy Genre Largest Independent Supplier of One of the Largest Cable Programming Film Libraries in the World with 12,000+ titles INTERNATIONAL REACH STRATEGIC & FINANCIAL PARTNERS Wholly-Owned DIVERSIFIED BUSINESSES Wholly- Owned 3rd Party TECHNOLOGY Titles & NEW MEDIA U T D O OL S London Los Angeles Catalog Hamburg Acquisitions Australia 1,000+ Songs New Zealand 22

Experienced Leadership with the Right Strategy Management has grown revenue from $184 million to $1.5 billion over past 10 years through a clearly defined and executed plan CEO Jon Feltheimer has over 25 years of entertainment experience Vice Chairman Michael Burns has over 28 years of entertainment and Wall Street experience Independent Board focused on results and accountability Significant management and Board ownership of common stock aligning interests with shareholders Diversity of expertise with deep industry experience to lead company at this important juncture 23

Shareholders Should Reject the Icahn Group’s Offer Offer below-market on all meaningful metrics Financially Does not reflect Lionsgate’s fundamental and strategic value Inadequate Lack of control premium The Icahn Group reserves right to waive minimum tender condition Structurally The Icahn Group may control Lionsgate post-offer and shareholders have Coercive no visibility into the role the Icahn Group would play or the impact of that role on the value of the shares Unconvincing Icahn’s proposal lacks synergy opportunities Strategic Rationale Limited industry experience and track record The Icahn Offer is Opportunistic The offer is timed to coincide with the challenging macro-economic operating environment currently impacting the media industry. In addition, film and television library values are currently being pressured by the numerous studio assets presently on the market. Finally, the offer does not reflect the significant value that recent Lionsgate investments, such as the TV Guide Network and EPIX, are expected to create for Lionsgate’s shareholders 24

Icahn Does Not Understand Lionsgate’s Business What Icahn Says vs. The Facts Profitable on approximately 70% of the pictures theatrically released Movies Lionsgate “should not be producing since 2000 movies"* 35%+ RORC** FY05-FY10 on theatrically released filmsLibrary and distribution benefit from production halo effect “You don’t make a lot of money on these TV Television productions...TV does not make a company a 97% RORC*** in FY09 lot of money"* Library revenues have grown from $209MM to $306MM over the past “...especially in light of the precipitous decline Library 5 years and reported library cash in the value of libraries” + flow from operating activities for FY10 estimated to be $100-110MM Icahn has tried to buy Lionsgate’s securities cheaply before In March 2009, the Icahn Group tendered for all of Lionsgate’s 2025 and 2024 convertible notes at 73 and 75 cents per dollar, respectively. Today, these notes both trade at 96 cents per dollar ++ * Per CNBC interview on March 24, 2010 ** Risk Capital in regard to Movies is defined as investment in film plus P&A less international sales *** Risk Capital in regard to Television is defined as production costs less license fees and tax credits; Return on risk capital is calculated by gross contribution / risk capital 25 + Source: Los Angeles Times, 2/17/2010, “Carl Icahn Wants a Bigger Voice at Lions Gate”, Claudia Eller and Ben Fritz ++ Source: Bloomberg, As of April 9, 2010

Icahn Does Not Understand Media Companies 1 April 2010 Heard on the Street: Overheard: Icahn’s Bad Movie? Next time, Carl Icahn should just read a book. Back in 2005, when the investor was campaigning for seats on Blockbuster’s board, he disputed suggestions that its video-rental business was dying by pointing to his experience with the chain. After playing tennis most Saturdays, he dropped by his local outlet where he sometimes had to wait for 15 minutes to rent a video. A good movie was “the only escape you get.” As is no secret, he was successful — sort of. He got a seat on the board. But five years later, with the company now in financial straits, Mr. Icahn has relinquished his board seat. And Wednesday he disclosed he had sold a big chunk of his stake for as little as 18 cents a share. Given that he paid as much as $9 for his shares, he looks likely to lose most of his $191 million investment. That ain’t no blockbuster. Since Icahn joined the Blockbuster board in 2005, Blockbuster has reported greater than $1.4 billion in losses * Icahn recently stepped down from Blockbuster’s board and sold a substantial portion of his stake at a fraction of his original investment after market capitalization declined by nearly $2 billion ** 26 * Based on Net income (loss) for 2H-2005, 2006, 2007, 2008 and 2009 per Company filings ** Market capitalization declined from $1.9 billion on May 11, 2005 to $71 million on January 28, 2010

Shareholders Should Approve the Rights Plan Glass Lewis & Co., a leading proxy advisory firm, believes Shareholder Rights Plan is in best interest of shareholders * Does not prevent change of control transactions ? The Rights Plan permits takeover bids that treat shareholders equally and fairly, such as bids conditioned on a tender of a majority of shares not held by the offeror ? Consequently, bids that are not coercive and give shareholders a fair opportunity to evaluate the offer are allowed to proceed under the Rights Plan, even without Board support Ensures equal and fair treatment for all shareholders in connection with attempts to acquire effective control of the Company ? Deters opportunistic and coercive offers, such as the Icahn Group’s, that place undue pressure on shareholders in choosing whether to sell their shares 27 * Source: Glass Lewis & Co. report released on April 8, 2010

Shareholders Should Approve the Rights Plan (cont’d) Maintains shareholder rights ? Continuation entirely dependent on shareholder approval/discretion ? Does not prevent a proxy challenge, allowing shareholders — at any time — to replace the Board and to terminate/eliminate the Rights Plan Allows Lionsgate to continue to execute on its current plans to build shareholder value ? Lionsgate expects to generate an average of $100-125MM* of annual free cash flows in FY2013-15, before factoring in significant value and earnings potential from TV Guide Network, TVGuide.com, EPIX, FEARnet, Tiger Gate and Break Media This is NOT a typical U.S. style rights plan that provides the Board with broad discretion over whether to permit a bid. If the bid is accepted by a majority of independent shareholders and meets other criteria, it can proceed notwithstanding opposition from the Board and management 28 * Refer to Appendix C for reconciliation to GAAP

The Rights Plan The Rights: One share purchase right issued to shareholders of record on March 22, 2010 and attached to each outstanding shareAcquiring Person: Owner of 20% or more of outstanding shares, which may be increased to 24.9% if company completes an equity offering (because it is conceivable that there may be circumstances during the life of the plan where a financing is pursued and the board determines that it is in the company’s interest that existing shareholders be permitted to increase their interests)Permitted Bids: Take-over bids for all shares that are outstanding for at least 60 days and that meet certain other conditions that are intended to ensure shareholders are treated fairly and equally (including a 50% minimum tender condition and the provision of a subsequent offering period). Such bids are permitted to proceed without board approvalBeneficial Ownership: For the purposes of the plan, recognizing strategies that have been used recently, holding an economic or other interest in shares through derivatives will be considered to result in a person beneficially owning such shares so that the protection of shareholders under the plan cannot be circumvented through such strategiesTerm: If confirmed, the Rights Plan will expire in September 2012Separation Time: Once a person announces an intention to make a take-over bid, the rights separate from the shares and may be exercised, unless the board defers the separation time. The board has determined to defer the separation time with respect to the Icahn Group’s bid. However, in the event that Icahn or another party becomes an acquiring person, the rights plan would be triggered 29

Look What We’ve Built 37 Oscar Nominations 51 Emmy Nominations 12,000 Titles 5 Channels 1 Vision

Appendix A: Biographies 31

Management Team Jon Feltheimer • CEO since March 2000 Chief Executive Officer • EVP, Sony Pictures and President, Columbia TriStar Television Group • President, New World Entertainment Michael Burns • Vice-Chairman since March 2000 Vice-Chairman • Lionsgate Board member since 1999 • 28+ years of entertainment and Wall Street experience Steve Beeks • President since February 2004 President & Co-COO • Co-COO since 2007 • President of Artisan Home Entertainment Joe Drake • Co-COO and President, Motion Picture Group since President, Motion September 2007 Picture Group & Co- • Founder and CEO, Mandate Pictures, 2001-2007 COO • President, Lionsgate International, 2000-2001 James Keegan • CFO since September 2002 Chief Financial Officer • CFO, Trimark and Artisan Entertainment, 1990-2002 32

The Special Committee Harald Ludwig (Chairman): Co-Chairman of the Board and Director from November 1997 to December 2004, and since June 2005. Chairman of the Special Committee, Chairman of the Strategic Advisory Committee, and Member of the Compensation Committee. President of Macluan Capital Corporation, a leveraged buy-out company. Director and Chairman of the Compensation Committee of West Fraser Timber Co. Limited Morley Koffman, Q.C.: Director since November 1997, Chairman of the Nominating & Corporate Governance Committee, Member of the Special Committee, Member of the Audit Committee. Attorney with Koffman Kalef LLP Hardwick Simmons: Director since June 2005, Member of the Nominating and Corporate Governance Committee, Member of the Strategic Advisory Committee. Member of the Special Committee. Lead director and Chairman of the Audit Committee for Raymond James Financial. Formerly Chairman and Chief Executive Officer of The NASDAQ Stock Market, and President and Chief Executive Officer of Prudential Securities Incorporated Brian V. Tobin: Director since January 2004, Member of the Strategic Advisory Committee and Member of the Special Committee. President of BVT Associates Inc., a consulting company, Executive Chairman of Consolidated Thompson Iron Mines Ltd., a Senior Business Advisor with Fraser Milner Casgrain LLP. Formerly Canadian Federal Minister of Industry and Premier of Newfoundland and Labrador. Chairman of New Flyer Industries Inc., Director of Aecon Group Inc. and is a strategic advisor to a number of Canadian corporations 33

Other Non-Executive Board Members Norman Bacal: Director since December 2004. Co-Managing Partner with the law firm of Heenan Blaikie LLP. Arthur Evrensel: Director since September 2001, Chairman of the Compensation Committee. Partner with the law firm of Heenan Blaikie LLP G. Scott Paterson: Director since November 1997, Chairman of the Audit Committee, Member of the Strategic Advisory Committee. Formerly Chairman & Chief Executive Officer of JumpTV Inc., Chairman & CEO of Yorkton Securities, Chairman of the Canadian Venture Stock Exchange and Vice Chairman of the Toronto Stock Exchange Mark H. Rachesky, M.D. Director since September 2009, Member of the Strategic Advisory Committee. Co-founder and President of MHR Fund Management LLC (founded in 1996), an investment manager of various private investment funds that invest in inefficient market sectors Daryl Simm: Director since September 2004, Member of the Compensation Committee, Member of the Nominating and Corporate Governance Committee. Chairman and Chief Executive Officer of Omnicom Media Group, a division of Omnicom Group, Inc., which provides media planning and buying services to leading advertisers Phyllis Yaffe: Director since September 2009, Member of the Audit Committee. Formerly Chief Executive Officer of Alliance Atlantis Communications. Canadian Women in Communications Woman of the Year, recipient of the Lifetime Achievement Award from Women in Film and Television, and inductee into the Canadian Association of Broadcasters’ Broadcast Hall of Fame 34

Appendix B: Background 35

Background — The 2009 Debt Tender Offer From late 2008 to February 2009, the Icahn Group acquired 14.3% of Lionsgate’s shares In February 2009, Icahn asked for the right to designate five of Lionsgate’s 12 board members. After discussions, the Icahn Group changed its request to the right to designate three directors, including Brett Icahn, and observers, as well as the engagement of two consultants to examine Lionsgate’s cost structureLionsgate formed the Special Committee to assess the Icahn Group’s proposals, which began negotiating a settlement with the Icahn GroupOn March 11, 2009, the Icahn Group broke off negotiations and the next day launched a tender offer to acquire all the convertible debt ($316MM aggregate principal amount) of Lionsgate at 73 and 75 cents to a dollar for Lionsgate’s 2025 Notes and 2024 Notes, respectivelyIn April 2009, Lionsgate exchanged certain of its convertible notes for new convertible notes with a lower conversion price and a longer maturity. Both series of these convertible notes now trade at comparable pricesThe Icahn Group’s tender offer expired on May 1, 2009, after extension. A total of only $0.6MM principal amount of the notes had been tenderedThe 2025 Notes and 2024 Notes today both trade at 96 cents to a dollar * 36 * Source: Bloomberg, As of April 9, 2010

Background — Further Discussions In June 2009, Lionsgate met with the Icahn Group to discuss the possibility of nominating an individual recommended by the Icahn Group for election to the Board at Lionsgate’s 2009 Annual Meeting, in exchange for the Icahn Group’s agreement to vote the Lionsgate Shares it beneficially owned in favor of Lionsgate’s slate of directors at the meeting. The discussion did not include standstill provisions. Mr. Icahn determined not to proceed with the nomination, stating that he did not want to limit his options On October 6, 2009, Lionsgate began discussions with Icahn Sourcing LLC to provide sourcing services and attempt to identify cost savings 37

Background — The Current Offer In early February 2010, the Icahn Group increased its ownership to 18.05% of Lionsgate’s shares and requested that Lionsgate appoint Brett Icahn to Lionsgate Board and to each of three new board committees to oversee strategic transactions, hire a cost consultant, and review investments in films and television programs, as well as several other governance rightsAfter demanding an immediate response and before Lionsgate had an opportunity to fully review the proposal, on February 16, 2010, the Icahn Group publicly announced that it intended to launch a tender offer at $6.00 per share to increase its ownership to 29.9% of Lionsgate’s sharesLionsgate Special Committee and Board determined that the offer was financially inadequate and coercive and not in the best interest of Lionsgate, its shareholders and other stakeholders, and recommended that its shareholders reject the offer. To address the coercive nature of the offer, Lionsgate also instituted a shareholder rights plan and began preparations for a shareholder meeting to confirm the planOn March 19, 2010, the Icahn Group increased its offer to include all of Lionsgate’s shares but did not increase its price and reserved the right to waive its minimum conditionOn March 23, 2010, Lionsgate Special Committee and Board determined that the amended offer was still financially inadequate and coercive and recommended rejection of the offer 38

Appendix C: Calculations of Gross Contribution and Certain Non GAAP Reconciliations 39

TV Guide EBITDA as Defined TV Guide EBITDA Target Reconciliation to GAAP Net Income ($000s) Year Ended March 31, 2013 TV Guide Network Net Income $22,400 Add Back Depreciation and Amortization 16,000 Non-Cash Interest Expense on Preferred Stock Held by 36,600 Lionsgate (51%) and OEP (49%)* TV Guide Network EBITDA $75,000 * Represents non-cash interest associated with the amortization of the discount and dividend of the redeemable preferred stock held by Lionsgate and OEP. Calculation assumes dividends, which are PIK dividends, or other distributions have not been paid to Lionsgate and OEP EBITDA is defined as earnings before interest, income tax provision, and depreciation and amortization. EBITDA is a non-GAAP financial measure. 40

Free Cash Flow Free Cash Flow Target Reconciliation to GAAP Cash Flow from Operating Activities Year Ended ($000s) March 31, 2013 to 2015 Range of Net Cash Flows Provided by (Used In) Operating Activities $117,500 $142,500 Subtract Purchases of Property and Equipment (3,000) (3,000) Net Borrowings Under and (Repayment) of Production Obligations (14,500) (14,500) Range of Free Cash Flow, as Defined $100,000 $125,000 Free cash flow is defined as net cash flows provided by operating activities, less purchases of property and equipment and plus or minus the net increase or decrease in production obligations. The adjustment for the production obligations is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production obligations prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made. Free cash flow is a non-GAAP financial measure. 41

Gross Contribution Calculation Television Production Gross Contribution Calculation Year Ended March 31, 2009 Television Production Debmar- TV ($000s) Mercury Production Revenues $58,841 $163,332 Direct Operating 48,040 128,723 Distribution and Marketing 10,268 15,881 Gross Contribution $533 $18,728 Gross contribution is defined as revenues less direct operating expense and distribution and marketing expense. 42

Gross Contribution Calculation (cont’d) Television Production Gross Contribution Calculation Forecasted for the Year Ended March 31, 2010 Television Production Debmar- TV ($000s) Mercury Production Revenues $100,878 $258,573 Direct Operating 78,459 212,558 Distribution and Marketing 9,190 24,742 Gross Contribution $13,230 $21,273 Gross contribution is defined as revenues less direct operating expense and distribution and marketing expense. 43

Gross Contribution Calculation (cont’d) Television Production Gross Contribution Calculation Forecasted for the Year Ended March 31, 2011 Television Production Debmar- TV ($000s) Mercury Production Revenues $164,846 $256,784 Direct Operating 132,287 198,725 Distribution and Marketing 15,376 23,692 Gross Contribution $17,182 $34,366 Gross contribution is defined as revenues less direct operating expense and distribution and marketing expense. 44

Debmar-Mercury Net Cash Flows Before Tax Debmar-Mercury Net Cash Flows Before Tax Reconciliation to GAAP Net Cash Flows ($000s) Next Ten Years Net Cash Flows, Before Taxes Projected for Debmar-Mercury’s $82,000 Existing Slate of Projects Subtract Estimated potential cash tax impact (20,000) GAAP Based Net Cash Flows Projected for Debmar-Mercury’s $62,000 Existing Slate of Projects Net cash flows before taxes represent the net change in cash before considering any tax effects. 45 Net cash flows before taxes is a non-GAAP financial measure.

Additional Information This presentation does not constitute an offer to buy or solicitation of an offer to sell any securities. Lionsgate has filed and amended a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC and a notice of change to directors’ circular with Canadian securities regulators. Any Solicitation/Recommendation Statement and directors’ circular or amendment thereto filed by Lionsgate that is required to be mailed to shareholders will be mailed to shareholders of Lionsgate. In addition, Lionsgate has filed a proxy statement with the SEC and Canadian securities regulators in connection with the special meeting of shareholders and mailed such proxy statement to shareholders of Lionsgate. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN CERTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Solicitation/Recommendation Statement, the directors’ circular, any amendments or supplements thereto, the proxy statement, and other documents filed by Lionsgate with the SEC and Canadian securities regulators related to the Icahn Group’s unsolicited tender offer for no charge in the “Investors” section of Lionsgate’s website at www.lionsgate.com or at the SEC’s website at www.sec.gov or at www.sedar.com. Copies will also be available at no charge by writing to Lionsgate at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404. Certain Information Regarding Participants Lionsgate and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Shareholders may obtain information regarding the names, affiliations and interests of Lionsgate’s directors and executive officers in Lionsgate’s Annual Report on Form 10-K filed with the SEC on June 1, 2009, as updated in Exhibit 99.1 to Lionsgate’s Current Report on Form 8-K filed with the SEC on October 13, 2009, and its proxy statement for the 2009 Annual Meeting filed with the SEC on August 17, 2009. To the extent that holders of Lionsgate securities have changed since the amounts printed in the proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available. These documents (when available) can be obtained free of charge from the sources indicated above. 46